EXHIBIT 99.1

Blackline Announces Second Quarter Financial Results

 Reports Record GAAP Revenue of $42 Million, an Increase of 46%

Provides Third Quarter Financial Guidance;
Reiterates Revenue Guidance and Raises Profitability Outlook for Full Year 2017

LOS ANGELES, Aug. 03, 2017 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq:BL), a leading cloud-based provider of financial controls and automation solutions that enable Continuous Accounting, today announced financial results for the second quarter ended June 30, 2017.

“We delivered solid second quarter financial results and continued to execute against our operating initiatives and growth strategies,” stated Therese Tucker, Founder and CEO.  “Market demand remains strong across all areas of our business; our teams are focusing on driving new logo growth, and further strengthening and building upon our existing customer relationships.”

Tucker added, “We are continuing to expand our market leadership position and were thrilled to recently be recognized by Gartner as a leader in the 2017 Magic Quadrant for Cloud Financial Corporate Performance Management Solutions.  We are always focused on sharpening our execution and believe the Company is well-positioned to take advantage of the significant market opportunity for BlackLine’s solutions given our competitive positioning, the breadth of our product suite and the strong demand environment globally.”

Second Quarter 2017 Financial Highlights

  Total GAAP revenues of $42.3 million for the second quarter of 2017, an increase of 46% compared to the second quarter of 2016.
  GAAP net loss of $10.1 million, or $0.20 per share, on 51.8 million weighted average shares outstanding.
  Non-GAAP net loss of $1.4 million, or $0.03 per share, on 51.8 million weighted average shares outstanding.
  Operating cash flow of $1.9 million for the second quarter of 2017 compared to $1.6 million for the second quarter of 2016.
  Free cash flow of $0.3 million for the second quarter of 2017 compared to $0.4 million for the second quarter of 2016.

Key Metrics and Recent Business Highlights

  Added 128 net new customers in the second quarter for a total of 1,978 customers at June 30, 2017.
  Expanded the Company’s user base to a total of 178,604 BlackLine users at June 30, 2017.
  Achieved a dollar-based net revenue retention rate of 114% at June 30, 2017.
  Positioned as a leader in the Gartner 2017 Magic Quadrant for Cloud Financial Corporate Performance Management Solutions; BlackLine placed highest in quadrant for ‘Ability to Execute’ and recognized for ‘Completeness of Vision.’
  Completed a successful follow-on offering of common stock sold by existing stockholders.

Financial Outlook

Third Quarter 2017

  Total GAAP revenue is expected to be in the range of $43.5 million to $44.5 million.
  Non-GAAP net loss is expected to be in the range of $2.5 million to $3.5 million, or $0.05 to $0.07 per share, on 52.7 million weighted average shares outstanding.

Full Year 2017

  Total GAAP revenue is expected to be in the range of $170.0 million to $173.0 million.
  Non-GAAP net loss is expected to be in the range of $8.0 million to $10.0 million, or $0.15 to $0.19 per share, on 52.1 million weighted average shares outstanding.

Guidance for non-GAAP net loss and net loss per share does not include the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the third quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the Company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, and the change in fair value of contingent consideration.  Reconciliations of non-GAAP net loss and net loss per share guidance to the most directly comparable U.S. GAAP measures, or net loss and net loss per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net loss and net loss per share.  The Company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net loss and net loss per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its second quarter results at 2:00 p.m. Pacific time on Thursday, August 3, 2017.  A live audio webcast will be accessible on BlackLine’s investor relations website at http://investors.blackline.com.  The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 54685879. A telephonic replay will be available through Thursday, August 10, 2017 at (855) 859-2056 or (404) 537-3406, passcode 54685879.  A replay of the webcast will be available at http://investors.blackline.com for 12 months.  BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine, Inc. is a provider of cloud-based solutions for Finance & Accounting (F&A) that automate, centralize and streamline financial close operations and other key F&A processes for large and midsize organizations.  BlackLine’s platform is used by nearly 2,000 customers worldwide, spanning more than 178,000 users across 130+ countries. For more information about BlackLine, Inc., visit http://www.blackline.com/.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance, our expectations for our business in 2017 and our ability to execute on our long-term plan, expectations regarding gross margin, revenue mix, operating expenses and capital expenditures, the Company’s expectation that it will have positive cash flows in a specified time period, the impact of seasonality on the Company’s financial results, market opportunity, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels and product innovation, expectations regarding deal size and increased focus on strategic products, expectations for hiring new talent and the integration of Runbook, including its contributions to the Company’s financial performance.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements.  These risks and uncertainties include, but are not limited to risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the Company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solution; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 10, 2017.  Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.  Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on August 3, 2017 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) non-GAAP operating expenses, (iv) non-GAAP loss from operations, (v) non-GAAP net loss and non-GAAP net loss per share, and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from the Runbook Acquisition.  The impact of purchase accounting reduced recorded GAAP revenues during the quarters ended September 30, 2016 and December 31, 2016.  The Company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustment to Runbook revenues to allow for a direct comparison of revenues between current and future periods.  The purchase accounting adjustment for the quarter ended June 30, 2017 related to the Runbook Acquisition was not meaningful and was thus not presented.  The Company is presenting non-GAAP net revenues for consistency with prior presentations.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as non-GAAP revenues less GAAP cost of revenue adjusted for the impact of purchase accounting resulting from the Runbook Acquisition, the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition, and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, and costs incurred in connection with our secondary offering.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Loss from Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from the Runbook Acquisition, the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, and costs incurred in connection with our secondary offering. The Company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Loss. Non-GAAP net loss is defined as GAAP net loss adjusted for the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, the impact of purchase accounting to revenues resulting from the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, accretion of debt discount pertaining to the former debt facility, accretion of warrant discount relating to warrants issued in connection with the former debt facility, the change in the fair value of contingent consideration, the change in fair value of the common stock warrant liability, and costs incurred in connection with our secondary offering.  The Company believes that presenting non-GAAP net loss is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows used in operating activities less cash flows used in investing activities related to purchase of property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on August 3, 2017 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of June 30, 2017.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. However, where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Since BlackLine’s customers generally pay fees based on the number of users of its platform within their organization, the Company believes the total number of users is an indicator of the growth of its business.

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2017	December 31, 2016

ASSETS
Cash and cash equivalents	$23,507	$22,118
Marketable securities	83,744	83,130
Accounts receivable, net of allowance	43,525	42,294
Deferred sales commissions	9,845	9,667
Prepaid expenses and other current assets	6,927	6,614
Total current assets	167,548	163,823
Capitalized software development costs, net	5,375	4,591
Property and equipment, net	10,959	11,318
Intangible assets, net	47,455	54,118
Goodwill	185,138	185,138
Other assets	1,517	1,449
Total assets	$417,992	$420,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$5,055	$7,165
Accrued expenses and other current liabilities	16,113	18,931
Deferred revenue	88,781	80,360
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	111,957	108,464
Common stock warrant liability	-	11,380
Contingent consideration	3,419	3,230
Deferred tax liabilities	1,144	1,262
Deferred revenue, noncurrent	2,487	2,373
Other long-term liabilities	2,204	2,318
Total liabilities	121,211	129,027

Stockholders' equity:
Common stock	525	513
APIC	402,859	378,272
Accumulated other comprehensive income	(73)	(41)
Accumulated deficit	(106,530)	(87,334)
Total stockholders' equity	296,781	291,410

Total liabilities and stockholders' equity	$417,992	$420,437

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues
Subscription and support	$40,244	$27,649	$77,295	$52,977
Professional services	2,049	1,377	3,632	2,610
Total revenues	42,293	29,026	80,927	55,587
Cost of revenues
Subscription and support	8,245	6,114	16,022	12,075
Professional services	2,130	949	3,585	1,928
Total cost of revenues	10,375	7,063	19,607	14,003
Gross profit	31,918	21,963	61,320	41,584
Operating expenses
Sales and marketing	25,125	19,073	48,621	37,242
Research and development	6,009	5,193	11,957	10,465
General and administrative	8,636	5,956	16,889	11,935
Total operating expenses	39,770	30,222	77,467	59,642
Loss from operations	(7,852)	(8,259)	(16,147)	(18,058)
Other income (expense)
Interest income	244	—	468	4
Interest expense	(3)	(979)	(7)	(1,844)
Change in fair value of the common stock warrant liability	(2,490)	300	(3,490)	300
Other expense, net	(2,249)	(679)	(3,029)	(1,540)
Loss before income taxes	(10,101)	(8,938)	(19,176)	(19,598)
Provision for (benefit from) income taxes	13	(1,397)	(52)	(2,722)
Net loss	$(10,114)	$(7,541)	$(19,124)	$(16,876)
Net loss per share, basic and diluted	$(0.20)	$(0.19)	$(0.37)	$(0.41)

Weighted average common shares outstanding, basic and diluted	51,842	40,725	51,563	40,707

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,114)	$(7,541)	$(19,124)	$(16,876)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,908	4,223	9,699	8,334
Accretion of debt discount and accrual of PIK interest	-	731	-	1,212
Change in fair value of common stock warrant liability	2,490	(300)	3,490	(300)
Change in fair value of contingent consideration	96	81	189	143
Stock-based compensation	1,987	1,549	3,836	3,174
(Accretion)/amortization of purchase discounts/premiums on marketable securities, net	70	-	133	-
Deferred income taxes	44	(1,498)	(118)	(2,900)
Changes in operating assets and liabilities:
Accounts receivable	364	91	(1,231)	(1,408)
Deferred sales commissions	(312)	(303)	(178)	(61)
Prepaid expenses and other current assets	850	(46)	(313)	(1,063)
Other assets	(46)	787	(68)	30
Accounts payable	766	654	(2,487)	2,075
Accrued expenses and other current liabilities	387	(704)	(2,082)	(2,735)
Deferred revenue	521	3,951	8,535	7,751
Other long-term liabilities	(139)	(114)	(114)	(466)
Net cash (used in) provided by operating activities	1,872	1,561	167	(3,090)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(25,399)	-	(25,399)	-
Proceeds from maturities of marketable securities	19,420	-	24,620	-
Capitalized software development costs	(900)	(665)	(1,983)	(1,472)
Purchase of property and equipment	(630)	(493)	(1,118)	(902)
Net cash used in investing activities	(7,509)	(1,158)	(3,880)	(2,374)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan, net of issuance costs	-	-	-	4,840
Principal payments on capital lease obligations	-	-	(549)	(124)
Proceeds from exercise of stock options	5,696	167	5,761	302
Payment of initial public offering costs	-	(387)	(110)	(1,112)
Net cash provided by (used in) financing activities	5,696	(220)	5,102	3,906

Net increase (decrease) in cash and cash equivalents	59	183	1,389	(1,558)
Cash and cash equivalents, beginning of period	23,448	13,464	22,118	15,205
Cash and cash equivalents, end of period	$23,507	$13,647	$23,507	$13,647

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Non-GAAP Revenues
Revenues	$42,293	$29,026	$80,927	$55,587
Purchase accounting adjustment to revenues*	-	-	-	-
Total non-GAAP revenues	$42,293	$29,026	$80,927	$55,587

Non-GAAP Gross Profit
Gross Profit	$31,918	$21,963	$61,320	$41,584
Amortization of developed technology	1,713	1,535	3,417	3,069
Stock-based compensation expense	271	134	521	275
Total Non-GAAP Gross Profit	$33,902	$23,632	$65,258	$44,928
Gross Margin	75.5%	75.7%	75.8%	74.8%
Non-GAAP Gross Margin	80.2%	81.4%	80.6%	80.8%

Non-GAAP Loss from Operations:
Loss from operations	$(7,852)	$(8,259)	$(16,147)	$(18,058)
Amortization of intangibles	3,333	3,023	6,663	6,046
Stock-based compensation	1,987	1,549	3,836	3,174
Change in fair value of contingent consideration	96	81	189	143
Secondary Offering Costs	809	-	809	-
Total Non-GAAP loss from operations	$(1,627)	$(3,606)	$(4,650)	$(8,695)

Non-GAAP net loss
Net loss	$(10,114)	$(7,541)	$(19,124)	$(16,876)
Provision for (benefit from) income taxes	23	(1,493)	(139)	(2,895)
Amortization of intangibles	3,333	3,023	6,663	6,046
Stock-based compensation expense	1,987	1,549	3,836	3,174
Accretion of debt discount	-	81	-	146
Accretion of warrant discount	-	69	-	138
Change in fair value of contingent consideration	96	81	189	143
Change in fair value of the common stock warrant liability	2,490	(300)	3,490	(300)
Secondary Offering Costs	809	-	809	-
Total Non-GAAP net loss	$(1,376)	$(4,531)	$(4,276)	$(10,424)
Non-GAAP loss per share	$(0.03)	$(0.11)	$(0.08)	$(0.26)
Weighted average common shares outstanding, basic and diluted	51,842	40,725	51,563	40,707

* The purchase accounting adjustment for the three and six months ended June 30, 2017 related to the Runbook Acquisition was not meaningful and was thus not presented. The Company is presenting non-GAAP net revenues for consistency with prior presentations.

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$25,125	$19,073	$48,621	$37,242
Amortization of intangibles	(968)	(872)	(1,933)	(1,744)
Stock-based compensation expense	(748)	(661)	(1,408)	(1,333)
Total Non-GAAP Sales and Marketing Expense	$23,409	$17,540	$45,280	$34,165

Non-GAAP Research and development expense:
Research and development expense	$6,009	$5,193	$11,957	$10,465
Stock-based compensation expense	(215)	(173)	(298)	(334)
Total Non-GAAP Research and Development expense	$5,794	$5,020	$11,659	$10,131

Non-GAAP General and Administrative Expense:
General and administrative expense	$8,636	$5,956	$16,889	$11,935
Amortization of intangibles	(652)	(616)	(1,313)	(1,233)
Stock-based compensation expense	(753)	(581)	(1,609)	(1,232)
Change in fair value of contingent consideration	(96)	(81)	(189)	(143)
Secondary Offering Costs	(809)	-	(809)	-
Total Non-GAAP General and Administrative Expense	$6,326	$4,678	$12,969	$9,327

Total Non-GAAP Operating Expense	$35,529	$27,238	$69,908	$53,623

Free Cash Flow
Net cash provided by operating activities	$1,872	$1,561	$167	$(3,090)
Capitalized software development costs	(900)	(665)	(1,983)	(1,472)
Purchase of property and equipment	(630)	(493)	(1,118)	(902)
Free Cash Flow	$342	$403	$(2,934)	$(5,464)

Investor Relations Contact:
The Blueshirt Group
Christine Greany
858.523.1732
christine@blueshirtgroup.com

Media Relations Contact:
The Blueshirt Group
Jeff Fox
415.828.8298
jeff@blueshirtgroup.com